Exhibit 10.31

OPTION AGREEMENT

          AGREEMENT, dated as of July 31, 2003 among Robert O. Carr, an individual resident of the State of New Jersey (“Carr”), the holders (collectively, the “Grantors”) of the shares of capital stock of Heartland Payment Systems, Inc., a Delaware corporation (the “Company”), listed on Schedule 1 hereto, and the Company.

          WHEREAS, the Grantors have agreed to grant to Carr an option to purchase certain shares of capital stock of the Company, upon the terms and subject to the conditions set forth herein; and

          WHEREAS, the parties hereto are parties to the Amended and Restated Shareholders’ Agreement dated as of October 11, 2001 (as amended by the First Amendment thereto dated as of December 31, 2002 and the Second Amendment thereto dated as of March 21, 2003, and as may be further amended, modified and supplemented from time to time, the “Shareholders’ Agreement”) and have agreed to amend the Shareholders’ Agreement in certain respects in connection herewith. Capitalized terms used but not otherwise defined herein shall have the meanings provided to such terms in the Shareholders’ Agreement.

          NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1
STOCK OPTION

          Section 1.01. Grant of Stock Option. Each of the Grantors, severally but not jointly, hereby grants Carr an irrevocable option (collectively, the “Option”) to purchase up to the aggregate number of shares of Series A Senior Convertible Participating Preferred Stock, par value $0.001 per share, of the Company set forth opposite its name on Schedule 1 hereto (collectively, and as the same may be adjusted pursuant to Section 1.05, the “Optioned Shares”) at a purchase price of $12.50 per Optioned Share (the “Purchase Price”), subject to the terms and conditions provided herein.

          Section 1.02. Exercise of Option, (a) Subject to the conditions below and as set forth in Section 1.04 hereof, Carr may exercise the Option, in whole or in part, at any time or from time to time on any Business Day after the date hereof and prior to 5:00 p.m., New York City time, on July 31, 2006 (the “Expiration Date”). If Carr wishes to exercise the Option for all or some of the Optioned Shares, Carr shall send a written notice (the “Exercise Notice”) to the Grantors specifying the total number of Optioned Shares that Carr wishes to purchase pursuant to such exercise (which, in the event of an exercise for less than all of the Optioned Shares, shall be allocated among the Grantors on a pro rata basis in accordance with the percentages set forth on Schedule 1 hereto) and the place, the date of purchase (which shall be not less than one nor more than 20 Business

Days after the date of the Exercise Notice, and no later than the Expiration Date), and the time for the closing of such purchase. Each closing of a purchase of Optioned Shares (a “Closing”) shall take place at the place, on the date (the “Closing Date”) and at the time designated by Carr in the Exercise Notice; provided that if, at any Closing Date, the conditions set forth in Section 1.04 shall not have been satisfied (or waived by the Grantors), Carr may postpone the Closing until a date within five Business Days after such conditions are satisfied (but no later than the Expiration Date).

          (b)          Subject to Article 2 hereof, Carr shall not be under any obligation to deliver any Exercise Notice and may allow the Option to terminate without purchasing any Optioned Shares hereunder, provided, however that once Carr has delivered to the Grantors an Exercise Notice, subject to the terms and conditions of this Agreement, Carr shall be bound to effect the purchase as described in such Exercise Notice.

          (c)          The parties agree that, for tax purposes, the Optioned Shares delivered to Carr pursuant to Section 1.03 shall be treated as having been delivered by the Company to Carr in accordance with Treasury Regulation  Section 1.83-6(d)(l). The parties further agree to treat the transactions described herein for all tax purposes in a manner consistent with the preceding sentence.

          (d)          (i)  The Purchase Price for the Optioned Shares to be purchased upon any exercise of the Option shall be payable, at Carr’s option, in cash or by acceptance of a reduced number of Optioned Shares in accordance with the further provisions of this Section 1.02(d) (by “cashless exchange”); provided, however, that, only with respect to those Optioned Shares held by Grantors who are “Greenhill Funds” (as set forth on Schedule 1 hereto), the Purchase Price shall not be payable in cash if, in the opinion of such Grantors’ counsel, doing so would give rise to the imposition of a withholding tax on any such Grantor (or the beneficial owners thereof) or the Company that is greater than the withholding tax that would otherwise be imposed on such Grantor (or the beneficial owners thereof) or the Company if the Purchase Price had been paid by cashless exchange. Should the foregoing proviso apply, the Grantors who are “Greenhill Funds” shall, at Carr’s request, confer with Carr to determine if the Option may be exercised in such other reasonable manner as (A) would permit Carr to purchase all of the Optioned Shares other than by cashless exchange and (B) would not cause the Grantors (or the beneficial owners thereof) or the Company to be subject to such adverse withholding tax.

                       (ii) If by cashless exchange, Carr shall receive from each Grantor upon exercise of the Option of such Grantor the number of Optioned Shares determined by multiplying (A) the number of Optioned Shares of such Grantor with respect to which the Option is being exercised at such time by (B) a fraction, (1) the numerator of which shall be the amount by which (x) the Value Per Optioned Share at such time exceeds (y) the Purchase Price at such time, and (2) the denominator of which shall be the Value Per Optioned Share at such time. For purposes of this Section 1.02(d):

“Value Per Optioned Share” shall mean, on any date, the value of one Optioned Share as of such date, which value shall be determined as follows:

          (A)          if exercise of the Option is in connection with the closing of a Qualified Public Offering, then Value Per Optioned Share shall be equal to the public offering price per Optioned Share in the Qualified Public Offering (before deduction of any underwriters’ fees, discounts or commissions);

          (B)          if exercise of the Option is in connection with the closing of any Transfer of Optioned Shares by the Grantor thereof, then Value Per Optioned Share shall be equal to the value of one Optioned Share implied by such transaction as of such date, determined (to the extent not comprised of cash) by an independent investment bank or other valuation firm of national reputation selected by such Grantor and reasonably acceptable to Carr; and

(C) otherwise Value Per Optioned Share shall be the Current Market Price Per Optioned Share.

In each case, Value Per Optioned Share shall be determined assuming that all Optioned Shares are converted into shares of Common Stock on or prior to the relevant date of determination but without giving effect to any discount for any minority or controlling interest or for any lack of liquidity of the shares of Common Stock.

“Current Market Price Per Optioned Share” shall mean, on any date, for each Optioned Share, (1) if such security is of a class or series of securities then listed or admitted to trading on any national securities exchange or traded on any national market system, the average of the daily closing prices for the ten trading days before such date, excluding any trades which are not bona fide, arms’ length transactions (and the closing price for each such day shall be the last sale price on such date or, if no such sale takes place on such date, the average of the closing bid and ask prices on such date, in each case as officially reported on the principal national securities exchange or national market system on which securities are then listed, admitted to trading or traded), (2) if such security is not of a class or series of securities then listed or admitted to trading on any national securities exchange or traded on any national market system, the average of the daily reported closing bid and ask prices in the over-the-counter market for the ten trading days before such date, as shown by the National Association of Securities Dealers, Inc. automated quotation system, or if such securities are not then quoted on such system, as published by the National Quotation Bureau, Incorporated or any similar successor organization, and in either case as reported by any member firm of the New York Stock Exchange selected by the Grantor, and (3) if such security is not of a class or series of securities then listed or admitted to trading on any national securities exchange or traded on any national market system, and if no closing bid and asked prices thereof are then so quoted or published in the over-the-counter market, the “Current Market Price” of such security shall be the fair value thereof on such date, which shall be determined in good faith by the Board (provided, that, if either the Grantor or Carr notifies the Board and the other parties hereto in writing disputing any such determination of the Board within 20 days after such determination, the Grantor and Carr shall select an investment bank of national recognition reasonably acceptable to both the Grantor and Carr to determine the fair value of such security, the investment bank’s determination to be conclusive, absent manifest error, and the cost of such determination to be borne by the Company, except that the party requesting such determination shall bear such costs if the investment bank’s determination is equal to or less than the Board’s determination).

          Section 1.03. Closing. At each Closing, (a) each Grantor shall deliver to Carr a certificate or certificates representing the Optioned Shares to be purchased from such Grantor at such Closing (in the amount specified in Section 1.02(d) hereof), in each case duly endorsed or accompanied by stock powers duly executed in blank; and (b) Carr shall deliver to the Company an amount sufficient to enable the Company to comply with its tax withholding obligations (in accordance with Section 1.02(c) hereof) associated with the purchase of such Optioned Shares. Amounts described in clause (b) of the preceding sentence shall be paid by wire transfer of immediately available funds to an account designated by the Company prior to the Closing or, if no such account is designated by the Company, by certified or bank cashier’s check or checks payable to or upon the order of the Company.

          Section 1.04. Conditions to Grantor’s Obligations. The obligation of Grantors to sell Optioned Shares at any Closing is subject to the following conditions:

          (a)          The representations and warranties of Carr contained in Article 4 shall be true and correct at and as of the Closing Date as if made at and as of such date, and the Grantors shall have received a certificate signed by Carr to the foregoing effect; and

          (b)          There shall be no preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, nor any statute, rule, regulation or order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining the purchase and sale of such Optioned Shares at the Closing.

          Section 1.05. Adjustment Upon Change in Capital Stock; Conversion of Optioned Shares. In the event of any change in the Company’s capital stock by reason of any stock dividend, stock split, reverse stock split, stock combination, recapitalization, reclassification, exchange of securities, extraordinary or liquidating dividend or distribution, or in the event of any conversion of Optioned Shares into shares of common stock, par value $0.001 per share, of the Company or other securities in accordance with the terms of the Optioned Shares, then the number and kind of shares or securities subject to the Option and the Purchase Price (but not the total purchase price for all Optioned Shares) shall be appropriately and equitably adjusted so that Carr shall receive, upon exercise of the Option, and payment of the same total purchase price, the number and class of shares or other securities or property that Carr would have received in respect of the Optioned Shares purchasable upon exercise of the Option if the Option had been exercised immediately prior to such event.

ARTICLE 2
MANDATORY EXERCISE

          Section 2.01. Mandatory Exercise. In the event of any Mandatory Exercise Event (as hereinafter defined), each Grantor shall have the right to require that Carr exercise all, but not less than all, of the Option granted by such Grantor and remaining outstanding hereunder (a “Mandatory Exercise”) at the time of (or immediately prior to) such Mandatory Exercise Event. In order to exercise this right, the Grantor shall deliver irrevocable notice (a “Mandatory Exercise Notice”) of such Mandatory Exercise to Carr not less than 10 Business Days prior to the date of proposed consummation of such Mandatory Exercise Event, stating the date of such consummation (which shall be a Closing Date hereunder), the applicable Purchase Price and the applicable Value Per Optioned Share at which the Grantor proposes to Transfer Company Securities in such Mandatory Exercise Event; provided that if the Purchase Price is greater than such Value Per Optioned Share, Carr may, in lieu of exercising the Option, submit to the irrevocable cancellation thereof without any liability for payment of the Purchase Price with respect thereto. In any event, this Option with respect to any Grantor shall terminate upon consummation of any Mandatory Exercise Event.

          The Closing of any Mandatory Exercise shall be governed by the provisions of Article 1, and the Mandatory Exercise Notice delivered pursuant to this Section 2.01 shall be deemed to be an “Exercise Notice” delivered in accordance with Section 1.02 (unless Carr shall have submitted to the irrevocable cancellation of the Option).

          Section 2.02 Definitions. For purposes of this Article 2, the term “Mandatory Exercise Event” means (i) any sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company and its Subsidiaries (whether in a single transaction or in a series of related or substantially contemporaneous transactions), (ii) any merger, reorganization, consolidation or other transaction involving the Company in which the holders of the capital stock of the Company immediately prior to such transaction do not retain a majority of the voting power in the continuing entity (whether in a single transaction or in a series of related or substantially contemporaneous transactions), (iii) any Drag-Along Sale, (iv) from and after July 31, 2005, any Transfer by a Grantor to a Third Party of all Company Securities owned by such Grantor or (v) if any Grantor shall at any time from and after July 31, 2005 Transfer any Preferred Shares as a result of which such Grantor shall own an amount of Preferred Shares that is less than or equal to the amount of Optioned Shares subject to the Option granted by such Grantor.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF GRANTORS

          Each Grantor severally represents and warrants to Carr that:

          Section 3.01. Power And Authority; Binding Effect. Such Grantor has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance by such Grantor of this Agreement and the consummation by such Grantor of the transactions contemplated hereby (i) have been duly authorized by such Grantor and no other action on the part of such Grantor is necessary to authorize the execution, delivery or performance by such Grantor of this Agreement and the consummation by such Grantor of the transactions contemplated hereby and (ii) require no action by or in respect of, or filing with, any governmental body, agency or official. This Agreement has been duly executed and delivered by such Grantor and is a valid and binding Agreement of such Grantor, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights generally.

          Section 3.02. Valid Title. Such Grantor is the beneficial owner of the Optioned Shares with no restrictions on the Grantor’s rights of disposition pertaining thereto (except for those set forth in the Shareholders’ Agreement). At each Closing, such Grantor will convey good title to the Optioned Shares being purchased free and clear of any and all claims, liens, charges, encumbrances and security interests.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF CARR

          Carr represents and warrants to each of the Grantors:

          Section 4.01. Power and Authority. Carr has all requisite power and authority to enter into this Agreement and to perform his obligations hereunder. The execution, delivery and performance by Carr of this Agreement, including the exercise of the Option and purchase of the Optioned Shares hereunder, (i) have been duly authorized by Carr and no other action on the part of Carr is necessary to authorize the execution, delivery or performance by Carr of this Agreement and the consummation by Carr of the transactions contemplated hereby, (ii) require no action by or in respect of, or filing with, any governmental body, agency or official and (iii) do not and will not (A) violate the organizational documents of Carr, (B) violate any applicable law, rule, regulation, judgment, injunction, order or decree, (C) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Carr or the Company or to a loss of any benefit to which Carr or the Company is entitled under any provision of any agreement or other instrument being upon Carr or the Company or (D) result in the creation or imposition of any lien on any asset of Carr or the Company. This Agreement has been duly executed and delivered by Carr and is a valid and binding agreement of Carr, enforceable against him in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights generally.

          Section 4.02. Purchase for Investment. Carr is acquiring this Option for his own account for investment and not with a view to the resale or distribution thereof or any interest therein and will not Transfer this Option except in compliance with the Securities Act of 1933. Can is an “accredited investor” as such term is defined in Regulation D under the Securities Act of 1933.

          Section 4.03. Acquisition for Carr’s Account. Any Optioned Shares acquired upon exercise of the Option will be acquired by Carr for his own account for investment and not with a view to the resale or distribution thereof or any interest therein and will not be Transferred except in compliance with the Securities Act of 1933.

          Section 4.04. Acknowledgment. Carr hereby acknowledges and agrees that the Optioned Shares are not subject to the “upside sharing” arrangement set forth in paragraph l(a) of the purchase agreement dated as of March 21, 2003 by and among Carr Holdings, L.L.C., the Grantors and the Company.

          Section 4.05. No Restriction on Grantors’ Rights Prior to Exercise. Carr hereby acknowledges and agrees that the Grantors shall be free to exercise all powers of ownership of the Optioned Shares (including, without limitation, disposition and voting rights) at all times prior to the Closing (if any) with respect to such Optioned Shares, subject to the terms and conditions set forth in Article 5 hereof and in the Shareholders’ Agreement.

ARTICLE 5
TAG-A LONG RIGHTS

          Section 5.01. Tag-Along Right. (a) If, at any time prior to the Expiration Date, any Grantor (the “Option Tag-Along Seller”) proposes to Transfer, in a transaction otherwise permitted by Article 3 of the Shareholders’ Agreement, any number of Preferred Shares (an “Option Tag-Along Sale”), then the Option Tag-Along Seller shall provide Carr written notice of the terms and conditions of such proposed Transfer (an “Option Tag-Along Notice”) and offer Carr the opportunity to participate in such Transfer in accordance with this Section 5.01, and (ii) Carr may elect, at his option, to participate in the proposed Transfer in accordance with this Section 5.01.

          The Option Tag-Along Notice shall identify the number of Preferred Shares subject to the offer (the “Option Tag-Along Offer”), the consideration for which the Transfer is proposed to be made, and all other material terms and conditions of the Option Tag-Along Offer, including the form of the proposed agreement, if any, and a firm offer by the proposed transferee to purchase Optioned Shares from Carr in accordance with this Section 5.01.

          From the date of his receipt of the Option Tag-Along Notice, Carr shall have the right (the “Option Tag-Along Right”), exercisable by notice (the “Option Tag-Along Response Notice”) given to the Option Tag-Along Seller within 15 Business Days after its receipt of the Option Tag-Along Notice (the “Option Tag-Along Notice Period”), to request that the Option Tag-Along Seller include in the proposed Transfer the number of Optioned Shares as is specified in the Option Tag-Along Response Notice; provided that Carr shall be entitled to include in the Option Tag-Along Sale only his Option Tag-Along Portion (as hereinafter defined) of the Optioned Shares and the Option Tag-Along Seller shall be entitled to include the number of Company Securities proposed to be Transferred by the Option Tag-Along Seller as set forth in the Option Tag-Along Notice (reduced, to the extent necessary, so that Carr shall be able to include his Option Tag-Along Portion). In connection with any exercise of an Option Tag-Along Right, Carr shall exercise (in accordance with the provisions of Article 1) the Option with respect to the Optioned Shares to be Transferred pursuant thereto, with the Closing of such Option exercise to occur either prior to, or simultaneous with, the consummation of such Option Tag-Along Sale; provided that Carr may condition the exercise of such Option upon the consummation of such Option Tag-Along Sale. Each Option Tag-Along Notice shall include wire transfer instructions for payment of the cash portion of the consideration. Carr shall deliver to the Option Tag-Along Seller or a representative of the Option Tag-Along Seller designated in the Option Tag-Along Notice, when he delivers his

Option Tag-Along Response Notice, the certificate or certificates, if any, representing the Optioned Shares to be included in the proposed Transfer, together with a limited power-of-attorney authorizing the Option Tag-Along Seller to Transfer such Optioned Shares on the terms set forth in the Option Tag-Along Notice. Delivery of the Option Tag-Along Response Notice with such certificate or certificates and limited power-of-attomey shall constitute an irrevocable acceptance of the Option Tag-Along Offer by Carr. As used in this paragraph, “Option Tag-Along Portion” means, for any Option Tag-Along Sale by any Option Tag-Along Seller, the number of Optioned Shares that such Option Tag-Along Seller has granted to Carr a right to purchase pursuant to the Option, as in effect immediately prior to such Transfer (to the extent not previously exercised), multiplied by a fraction the numerator of which is the aggregate number of Preferred Shares proposed to be Transferred to the purchaser by such Option Tag-Along Seller in such Option Tag-Along Sale and the denominator of which is the aggregate number of Preferred Shares owned by such Option Tag-Along Seller, including, in both the numerator and the denominator, the Optioned Shares.

          If, at the end of a 120-day period after such delivery of such Option Tag-Along Notice (which 120-day period shall be extended if any of the transactions contemplated by the Option Tag-Along Offer are subject to regulatory approval until the expiration of five Business Days after all such approvals have been received, but in no event later than 180 days following receipt of such Option Tag-Along Notice), the Option Tag-Along Seller has not completed the Transfer of all such Company Securities on substantially the same terms and conditions set forth in the Option Tag-Along Notice, the Option Tag-Along Seller shall (i) return to Carr the limited power-of-attorney (and all copies thereof) together with all certificates representing Optioned Shares that Carr delivered for Transfer pursuant to this Section 5.01(a) and any other documents in the possession of the Option Tag-Along Seller executed by Carr in connection with the proposed Option Tag-Along Sale, and (ii) not conduct any Transfer of Preferred Shares without again complying with this Section.

          (b)          Concurrently with the consummation of the Option Tag-Along Sale, the Option Tag-Along Seller shall (i) notify Carr thereof, (ii) remit to Carr the total consideration for the Optioned Shares Transferred pursuant thereto, with the cash portion thereof to be paid by wire transfer of immediately available funds to the bank account designated by Carr in his Option Tag-Along Response Notice and (iii) promptly after the consummation of such Option Tag-Along Sale, furnish such other evidence of the completion and the date of completion of such Transfer and the terms thereof as may be reasonably requested by Carr.

          (c)          If at the termination of the Option Tag-Along Notice Period Carr shall not have elected to participate in the Option Tag-Along Sale, Carr shall be deemed to have waived his rights under Section 5.01 (a) with respect to the Transfer of any Optioned Shares pursuant to such Option Tag-Along Sale.

          (d)          The Option Tag-Along Seller shall Transfer, on behalf of itself and Carr, the Company Securities subject to the Option Tag-Along Offer and elected to be Transferred on the terms and conditions set forth in the Option Tag-Along Notice within 120 days (or such longer period as extended under Section 5.01 (a)) of the date on which all Option Tag-Along Rights shall have been waived, exercised or expired; provided that the price payable in any such Transfer may exceed the price specified in the Option Tag-Along Notice by up to 10%.

          (e)          Notwithstanding anything contained in this Section 5.01, there shall be no liability on the part of the Option Tag-Along Seller to Carr (other than the obligation to return any certificates evidencing Optioned Shares and limited powers-of-attorney received by the Option Tag-Along Seller) if the Transfer of Company Securities pursuant to Section 5.01 is not consummated for whatever reason. Whether to effect a Transfer of Company Securities pursuant to this Section 5.01 by the Option Tag-Along Seller is in the sole and absolute discretion of the Option Tag-Along Seller.

          (f)          The provisions of this Section 5.01 shall not apply to any proposed Transfer of Company Securities by a Grantor to any Permitted Transferee of such Grantor in accordance with Section 3.03 of the Shareholders’ Agreement. This Section 5.01 shall terminate upon the earlier of the Expiration Date or the date on which the Option shall have been exercised or cancelled in full.

ARTICLE 6
MISCELLANEOUS

          Section 6.01. Expenses. Except as otherwise set forth herein, the Company agrees to pay all reasonable out-of-pocket expenses incurred by Grantors in connection with the transactions contemplated hereby and by the Third Amendment to the Shareholders’ Agreement dated as of the date hereof.

          Section 6.02. Further Assurances. Carr and the Grantors will each execute and deliver or cause to be executed and delivered all further documents and instruments and take all such further action as may be reasonably necessary in order to consummate the transactions contemplated hereby.

          Section 6.03. Notices. All notices, requests, claims, demands and other communications provided for by this Agreement (unless otherwise specified herein) shall be in writing and delivered in accordance with the notice provisions set forth in the Shareholders’ Agreement.

          Section 6.04. Amendments and Waivers. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto. Any provision of this Agreement may be waived if, but only if, such waiver is in writing and is signed by the party against whom the waiver is to be effective.

          Section 6.05. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto (other than (i) to a Permitted Transferee of such party in accordance with Section 3.03 of the Shareholders’ Agreement, so long as such Permitted Transferee assumes all rights and obligations of such party hereunder and shall become a party to this Agreement, or (ii) in the case of Carr, by Carr to Carr Holdings, L.L.C., so long as Carr Holdings, L.L.C. assumes all rights and obligations of such party hereunder and shall become a party hereto).

          Section 6.06. Governing Law. This Agreement shall construed in accordance with and governed by the law of New York without giving effect to the principles of conflicts of laws thereof.

          Section 6.07. Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 6.03 shall be deemed effective service of process on such party.

          Section 6.08. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          Section 6.09. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective as of the date hereof when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

/s/ ROBERT O. CARR

ROBERT O. CARR

GREENHILL CAPITAL PARTNERS, L.P.

By	its geaeral partner, GCP, L.P.
By	its general partner, Greenhill Capital Partners, LLC

By:

Name:
Title:

GREENHILL CAPITAL PARTNERS (CAYMAN), L.P.

By	its general partner, GCP, L.P.
By	its general partner, Greenhill Capital Partners, LLC

By:

Name:
Title:

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

/s/ ROBERT O, CARR

ROBERT O. CARR

GREENHILL CAPITAL PARTNERS, L.P.

By	its general partner, GCP, L.P.
By	its general partner, Greenhill Capital Partners, LLC

By:	/s/ Scott L.Bok

Name:	Scott L.Bok
Title:	Managing Member

GREENHILL CAPITAL PARTNERS (CAYMAN), L.P.

By	its general partner, GCP, L.P.
By	its general partner, Greenhill Capital Partners, LLC

By:	/s/ Scott L.Bok

Name:	Scott L.Bok
Title:	Managing Member

GREENHILL CAPITAL PARTNERS (EXECUTIVES), L.P.

By	its general partner, GCP, L.P.
By	its general partner, Greenhill Capital Partners, LLC

By.	/s/ Scott L. Bok

Name:	s/ Scott L. Bok
Title:	Managing Member

GREENHILL CAPITAL, L.P.

By	its general partner, GCP, L.P.
By	its general partner, Greenhill Capital Partners, LLC

By:	/s/ Scott L.Bok

Name:	s/ Scott L.Bok
Title:	Managing Member

LLR EQUITY PARTNERS, L.P,

By:	LLR Capital, L.P.
Its General Partner
By:	LLR Capital, LLC
Its General Partner

By:

Name:
Title:

GREENHILL CAPITAL PARTNERS (EXECUTIVES), L.P.

By	its general partner, GCP, L.P.
By	its general partner, Greenhill Capital Partners, LLC

By:

Name:
Title:

GREENHILL CAPITAL, L.P.

By	its general partner, GCP, L.P.
By	its general partner, Greenhill Capita! Partners, LLC

By:

Name:
Title:

LLR EQUITY PARTNERS, L.P.

By:	LLR Capital, L.P.
Its General Partner
By.	LLR Capital, LLC
Its General Partner

By:	/s/ Mitchell Hollin

Name:	Mitchell Hollin
Title:	Member

LLR EQUITY PARTNERS PARALLEL, L.P.

By:	LLR Capital, L.P,
Its General Partner
By:	LLR Capital, LLC
Its Genera] Partner

By;	Mitchell Hollin

Name:	Mitchell Hollin
Title:	Member

HEARTLAND PAYMENT SYSTEMS, INC.

By:

Name:
Title:

LLR EQUITY PARTNERS PARALLEL, L.P.

By:	LLR Capital, L.P,
Its General Partner
By:	LLR Capital, LLC
Its General Partner

By:

Name:
Title:

HEARTLAND PAYMENT SYSTEMS, INC.

By:	/s/ Robert H.B. Baldwind. Jr.

Name:	Robert H.B. Baldwind. Jr.
Title:	CFO & Secretary

SCHEDULE 1

GREENHILL FUNDS:

Grantor	Aggregate Number of Optioned Shares	Aggregate Purchase Price	ProRata Percentage

Greenhill Capital Partners, L.P.	382,656	$4,783,200.00	38.26%
Greenhill Capital Partners (Cayman), L.P.	63,877	$798,462.50	6.39%
Greenhill Capital Partners (Executives), L.P.	61,792	$772,400.00	6.18%
Greenhill Capital, L.P.	116,675	$1,458,437.50	11.67%

TOTAL	625,000	$7,812,500.00	62.50%

LLR FUNDS.

Grantor	Aggregate Number of Optioned Shares	Aggregate Purchase Price	ProRata Percentage

LLR Equity Partners, L.P.	340,449	$4,255,612.50	34.04%
LLR Equity Partners Parallel, L.P.	34,551	$431,887.50	3.46%

Total	375,000	$4,687,500.00	37.50%

TOTAL FOR ALL GRANTORS	1,000,000	$12,500,000.00	100%